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                                                                       EXHIBIT C

                           ARTICLES OF INCORPORATION
                                       OF
                              GW ACQUISITION CORP.

                                       I.

     The name of the corporation is GW Acquisition Corp. (the "Corporation").

                                      II.

     The Corporation shall have authority to issue one thousand (1,000) shares of common stock, which common stock shall have unlimited voting rights and shall receive the net assets of the Corporation upon dissolution.

                                      III.

     The address of the initial registered office of the Corporation shall be One Ravinia Drive, Suite 1500, Atlanta, DeKalb County, Georgia 30346. The initial registered agent of the Corporation at such address shall be M. Henry Day, Jr.

                                      IV.

     The address of the initial principal office of the Corporation shall be One Ravinia Drive, Suite 1500, Atlanta, DeKalb County, Georgia 30346.

                                       V.

     The name and address of the incorporator is:

                       M. Henry Day, Jr., Esq.
                       One Ravinia Drive
                       Suite 1500
                       Atlanta, Georgia 30346

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                                      VI.

     The initial Board of Directors of the Corporation shall consist of three
(3) members, whose names and addresses are as follows:

                       M. Scott Athans
                       One Ravinia Drive
                       Suite 1500
                       Atlanta, Georgia 30346

                       Evrett W. Benton
                       One Ravinia Drive
                       Suite 1500
                       Atlanta, Georgia 30346

                       Jerry A. Schneider
                       One Ravinia Drive
                       Suite 1500
                       Atlanta, Georgia 30346

     IN WITNESS WHEREOF, the undersigned incorporator executes these Articles of
Incorporation this      day of May, 1995.


                                          ---------------------------
                                               M. Henry Day, Jr.
                                                 Incorporator

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